Exhibit 23.4
CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
     We consent to the use in this Post-Effective Amendment No. 1 to Form S-1 Registration Statement (333-151491) of our report dated March 5, 2009, relating to our audits of financial statements appearing in the Prospectus, which is a part of the Registration Statement. We also consent to the reference to our firm under the caption “Experts” in the Registration Statement.
/s/ Porter Keadle Moore, LLP
Atlanta, Georgia
April 2, 2009